Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY
FOR
OFFER TO EXCHANGE
$250.0 MILLION
10% SENIOR SUBORDINATED NOTES DUE 2015
FOR 10% SENIOR SUBORDINATED NOTES DUE 2015
OF
AMR HOLDCO, INC.
AND
EMCARE HOLDCO, INC.
EXCHANGE AGENT:
U.S. Bank Trust National
Association

By Registered or Certified Mail U.S. Bank Trust National Association Corporate Trust Services EP-MN-WS-2N 60 Livingston Avenue St. Paul, Minnesota 55107 Attention: Specialized Finance	By Hand or Overnight Delivery U.S. Bank Trust National Association Corporate Trust Services EP-MN-WS-2N 60 Livingston Avenue St. Paul, Minnesota 55107 Attention: Specialized Finance

By Facsimile: (Eligible Institutions Only) U.S. Bank Trust National Association Attention: Specialized Finance (651) 495-8158	To Confirm Facsimile by Telephone or for Information Call: (800) 934-6802
      All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the prospectus, dated                     , 2005 (as it may be supplemented or amended from time to time, the “Prospectus”), of Emergency Medical Services L.P., a Delaware limited partnership and the holding company of AMR HoldCo, Inc., a Delaware corporation, and EmCare HoldCo, Inc., a Delaware corporation (together, the “Issuers”).
      As set forth in the Prospectus and in the accompanying letter of transmittal and instructions thereto (the “Letter of Transmittal”), registered Holders (as defined below) of outstanding 10% Senior Subordinated Notes due 2015 (the “Outstanding Notes”) of the Issuers who wish to tender their Outstanding Notes in exchange for a like principal amount of 10% Senior Subordinated Notes due 2015 (the “Exchange Notes”) of the Issuers and, in each case, whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes, the Letter of Transmittal and any other documents required by the Letter of Transmittal to U.S. Bank Trust National Association (the “Exchange Agent”) prior to the Expiration Date (as hereinafter defined), or who cannot complete the procedure for book-entry transfer on a timely basis, may use this Notice of Guaranteed Delivery (this “Notice of Guaranteed Delivery”) to tender their Outstanding Notes if (i) such tender is made by or through an Eligible Institution (as defined below) and the Holder signs this Notice of Guaranteed Delivery; (ii) on or prior to the Expiration Date, the Exchange Agent has received from the Holder and the Eligible Institution a written or facsimile copy of a properly completed and duly executed Notice of Guaranteed Delivery setting forth the name and address of the Holder of the Outstanding Notes, the certificate number or numbers of such tendered Outstanding Notes and the principal amount of Outstanding Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five business days after the date of delivery of this Notice of Guaranteed Delivery, the Letter of Transmittal (or a copy of thereof) together with the certificate(s) representing the Outstanding Notes (or timely confirmation of the book-entry transfer of Outstanding Notes into the Exchange Agent’s account at the Depository Trust Company (“DTC”)) and any other required documents will be deposited by the Eligible Institution with the Exchange

Agent; and (ii) such properly completed and executed Letter of Transmittal (or copy thereof), as well as all other documents required by the Letter of Transmittal and the certificate(s) representing all tendered Outstanding Notes in proper form for transfer (or timely confirmation of the book-entry transfer of Outstanding Notes into the Exchange Agent’s Account at DTC), is received by the Exchange Agent within five business days after the Expiration Date. Any Holder of Outstanding Notes who wishes to tender Outstanding Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery and Letter of Transmittal prior to 5:00 P.M., New York City time, on the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an Outstanding delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See “The Exchange Offer — Procedures for Tendering Outstanding Notes” in the Prospectus.
      Unless the context requires otherwise, (i) the term “Holder” for purposes of this Notice of Guaranteed Delivery means: (A) any person in whose name Outstanding Notes are registered on the books of the Issuers or any other person who has obtained a properly completed bond power from the registered Holder; or (B) any participant in DTC whose Outstanding Notes are held of record by DTC who desires to deliver such Outstanding Notes by book-entry transfer at DTC, and (ii) the term “Eligible Institution” means an eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.
THE EXCHANGE OFFER (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2005 (THE “EXPIRATION DATE”) UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE ISSUERS IN THEIR SOLE DISCRETION. TENDERS OF OUTSTANDING NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
      FOR ANY QUESTIONS REGARDING THIS NOTICE OF GUARANTEED DELIVERY OR FOR ANY ADDITIONAL INFORMATION, YOU MAY CONTACT THE EXCHANGE AGENT BY TELEPHONE AT (800) 934-6802 OR BY FACSIMILE AT (651) 495-8158.
      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:
      The undersigned hereby tender(s) to AMR Holdco, Inc. and EmCare HoldCo, Inc. (together, the “Issuers”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and the instructions to the Letter of Transmittal.
      The undersigned understands that tenders of Outstanding Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Outstanding Notes pursuant to the Issuers’ offer to exchange Exchange Notes for Outstanding Notes pursuant to, and upon the terms and conditions described in, the Prospectus, Letter of Transmittal and instructions thereto (the “Exchange Offer”) may not be withdrawn after 5:00 P.M., New York City time, on the Expiration Date.
      All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE COMPLETE AND SIGN

Signature(s) of Registered Holder(s) or Authorized Signatory:	Name(s) of Registered Holder(s):

Principal Amount of Outstanding Notes Tendered:	Address:

Certificate No(s). of Outstanding Notes (if available):	Area Code and Tel. No.:

Date:	If Outstanding Notes will be delivered by book-entry transfer at The Depository Trust Company, insert Depository Account No.:

      This Notice of Guaranteed Delivery must be signed by the registered Holder(s) of Outstanding Notes exactly as its (their) name(s) appears on certificate(s) for Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:
PLEASE PRINT
Name(s):

Capacity:

Address(es):

DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. OUTSTANDING NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

GUARANTEE OF DELIVERY
(Not to Be Used for Signature Guarantee)
      The undersigned, a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each of the foregoing, an “Eligible Institution”), hereby (a) represents that each holder of Outstanding Notes on whose behalf this tender is being made “own(s)” the Outstanding Notes covered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Outstanding Notes complies with such Rule 14e-4 and (c) guarantees that, within five business days after the date of delivery of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal, together with certificates representing the Outstanding Notes covered hereby in proper form for transfer (or timely confirmation of the book-entry transfer of Outstanding Notes into the Exchange Agent’s account at DTC) and any other required documents will be deposited by the undersigned with the Exchange Agent and such properly completed and executed Letter of Transmittal, as well as all other documents required by the Letter of Transmittal and the certificate(s) representing all tendered Outstanding Notes in proper form for transfer (or timely confirmation of the book-entry transfer of Outstanding Notes into the Exchange Agent’s account at DTC) are received by the Exchange Agent within five business days after the Expiration Date.
      THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OUTSTANDING NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.
Name of Firm:

Authorized Signature:

Title:

Address:

                                                                                          (Zip Code)
Area Code and Telephone No.:

                              Date: __________________, 2005
DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. OUTSTANDING NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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